Exhibit 99.1

NEWS RELEASE
NOBLE ENERGY ANNOUNCES RECORD FOURTH QUARTER
AND FULL YEAR 2007 RESULTS
HOUSTON (February 27, 2008) — Noble Energy, Inc. (NYSE: NBL) today reported its fourth quarter and full year 2007 results.
Fourth quarter 2007 net income was a record $300 million, or $1.73 per share diluted, which compares to fourth quarter 2006 net income of $165 million, or 94 cents per share diluted. Discretionary cash flow (non-GAAP measure, see Schedule 3, Discretionary Cash Flow and Reconciliation to Operating Cash Flow) for the fourth quarter 2007 was $625 million, compared to $487 million for the same period in 2006. Net cash provided by operating activities was $696 million.
Noble Energy reported record full year net income of $944 million, or $5.45 per share diluted. Discretionary cash flow for the year was $2.1 billion and net cash provided by operating activities for 2007 was $2 billion. Capital expenditures for the year totaled $1.74 billion.
Key accomplishments for the fourth quarter 2007 include:
•	Daily sales volume increase of eight percent versus fourth quarter 2006

•	Record volumes in the Rocky Mountains

•	Swordfish sidetrack in the deepwater Gulf of Mexico came online resulting in an increase of the field’s net sales of 27 million cubic feet equivalent per day (Mmcfepd)

•	Exploration success at the Yolanda prospect on Block “I” offshore Equatorial Guinea (EG)

•	Successful ‘I-4’ well on trend with the Belinda discovery on Block “O” offshore EG

•	Reserve replacement of 166 percent

•	Agreement reached to divest Argentina assets
“Noble Energy’s record fourth quarter 2007 closed out an outstanding year for the company. The momentum we have generated with our exploration programs continued with two additional successful tests in Equatorial Guinea during the quarter. In total, we drilled six successful exploration and appraisal wells in West Africa during the year with only one dry hole. Our deepwater Gulf of Mexico development projects are now adding incremental sales, which will help maintain this important producing area in 2008, as we continue with our exploration. The 2007 investment program allowed us to substantially grow our volumes, grow our reserves, carry out what was likely the company’s best exploration year in its history, and at the same time still generate significant free cash flow,” said Noble Energy’s Chairman, President and CEO, Charles D. Davidson.
Total sales volumes for the fourth quarter 2007 averaged 200 thousand barrels of oil equivalent per day (MBoepd) compared to 185 MBoepd for the same period in 2006. For the year, total sales volumes were approximately 199 MBoepd, 13 percent greater than the full year 2006 after adjusting for the Gulf of Mexico shelf assets sold in 2006.
UNITED STATES FOURTH QUARTER OPERATIONS
United States operating income was $222 million, an increase of 42 percent from the fourth quarter 2006. Total United States sales volumes were 109 MBoepd in the fourth quarter 2007, as compared to 116 MBoepd for the same period in 2006. In the deepwater Gulf of Mexico, well performance and third-party facility restrictions lowered volumes by 9 MBoepd from the prior year period. An increase of 6 MBoepd in the Rocky Mountains, attributable to ongoing drilling programs, more than offset a decrease of 4 MBoepd in our remaining domestic properties.
Higher commodity prices versus the prior year period, crude oil up 25 percent and natural gas up 15 percent, more than offset the decline in volumes. The following table provides a detailed breakdown of the major components impacting the fourth quarter 2007 domestic natural gas and crude oil prices.

	$ Per Mcf		$ Per Bbl
Natural Gas Market Price	4.86	Crude Oil Market Price	84.51
Cash Flow Hedges Settled	(0.01)	Cash Flow Hedges Settled	(24.01)
Gulf of Mexico OCL Addback*	1.28		—
NGL Processing Uplift	1.65		—

Realized Natural Gas Price	$7.78	Realized Crude Oil Price	$60.50

*	Natural gas prices included a benefit that was attributable to previously recognized losses for hedge contracts that were re-designated concurrent with the 2006 Gulf of Mexico Shelf asset sale.
United States costs for the quarter were down approximately $17 million from the fourth quarter 2006. Exploration expense was relatively flat despite unsuccessful tests at Robusto and Lost Ark South in the deepwater Gulf of Mexico. Lease operating costs were reduced primarily due to lower processing fees and insurance costs related to deepwater Gulf of Mexico operations, as well as hurricane costs incurred in the fourth quarter 2006.

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INTERNATIONAL FOURTH QUARTER OPERATIONS
International operating income increased 82 percent to a record $300 million for the fourth quarter 2007. Higher commodity prices combined with volume increases in the major international operations, led to the improvement in operating income. Total international sales volumes were 91 MBoepd, up 32 percent from the prior year period. In West Africa, natural gas volumes increased with the startup of sales to the liquefied natural gas (LNG) plant in the second quarter 2007. The LNG plant, which was down for approximately one month in the fourth quarter 2007 for maintenance, is currently operating at full capacity. The volume increase in the North Sea was primarily attributable to Dumbarton, which commenced sales in early 2007. In Israel, continued strength of natural gas demand also contributed to the volume growth.
Equity method investments in unconsolidated subsidiaries generated strong earnings in the quarter, up 133 percent from the fourth quarter 2006. Methanol operations had record prices accompanied by an increase in volumes. Fourth quarter 2006 methanol volumes were impacted by compressor maintenance and repairs. Strong natural gas liquid prices benefited the Alba LPG Plant.
International costs were up $21 million from the fourth quarter 2006. The increase was largely a result of higher operating costs and DD&A related to the start-up of Dumbarton.
PROVED RESERVES
Year-end 2007 estimated reserves were a record 880 million barrels of oil equivalent (MMBoe), up over five percent from year-end 2006. Total proved developed reserves increased 11 percent to 655 MMBoe. Reserve additions from all sources before sales totaled 120 MMBoe, or 166 percent of 2007 volumes.
Reserve additions in the United States totaled 96 MMBoe and were primarily driven by the execution of low-risk development projects in the Wattenberg and Piceance areas and deepwater Gulf of Mexico exploration and development success. International reserve additions totaled 24 MMBoe with the majority contributed from the North Sea due to the sanctioning of phase two of the Dumbarton development and from West Africa.
United States reserves represented 58 percent of total proved reserves, while International reserves comprised the other 42 percent. Liquids, including crude oil, condensate, and natural gas liquids,

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made up approximately 37 percent of total proved reserves, with natural gas being the remaining 63 percent.
Total costs incurred in 2007 for oil and gas activities, including acquisition, exploration and development costs were $1.77 billion. The average worldwide reserve replacement cost is estimated at $14.71 per barrel of oil equivalent (Boe), or $2.45 per thousand cubic feet equivalent (Mcfe). Included in costs incurred was approximately $180 million for West Africa exploration that discovered substantial resources that have not yet been booked as proven.
Netherland, Sewell & Associates, Inc. performed an audit of over 81 percent of Noble Energy’s year-end 2007 total proved reserves and concluded the Company’s estimates of proved reserves, in the aggregate, are reasonable and have been prepared in accordance with generally accepted petroleum engineering and evaluation principles.
CONFERENCE CALL
Noble Energy’s fourth quarter and year-end 2007 conference call will be available today via live audio webcast at 9 a.m. Central Time. To listen, log on to www.nobleenergyinc.com and click on the Investor Relations tab. Dial in numbers are (877) 852-6579 or (719) 325-4802. The pass code is Noble Energy 2007 Fourth Quarter Results. The conference call replay will be available until May 31, 2008. To access the replay, go to www.nobleenergyinc.com and click on the Investor Relations tab. You can also access the replay by dialing (888) 203-1112 or (719) 457-0820. The pin code is 6119428.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg field and Piceance basin, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the deepwater Gulf of Mexico. In addition, Noble Energy operates internationally in China, Ecuador, the Mediterranean Sea, the North Sea, and West Africa (Equatorial Guinea and Cameroon). Visit Noble Energy online at www.nobleenergyinc.com.
Contacts:
David Larson
(281) 872-3125      dlarson@nobleenergyinc.com
Brad Whitmarsh
(281) 872-3187       bwhitmarsh@nobleenergyinc.com
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of

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management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We may use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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Schedule 1
Noble Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues
Oil and gas sales	$825,881	$656,585	$2,966,099	$2,701,241
Income from equity method investees	71,024	30,461	210,928	139,362
Other revenues	24,556	27,140	95,003	99,479

Total Revenues	921,461	714,186	3,272,030	2,940,082

Costs and Expenses
Lease operating costs	79,247	78,780	322,452	317,087
Production and ad valorem taxes	32,880	25,316	113,547	108,979
Transportation costs	11,353	10,079	51,699	28,542
Exploration costs	74,286	75,597	219,082	167,924
Depreciation, depletion and amortization	187,528	163,730	727,981	622,608
General and administrative	64,010	50,825	206,378	164,541
Accretion of discount on asset retirement obligations	1,788	2,392	8,125	10,797
Interest, net of amount capitalized	25,852	21,403	112,957	117,045
(Gain) loss on derivative instruments	(1,963)	2,664	(2,520)	392,367
(Gain) loss on sale of assets	(7,473)	(7,886)	(11,854)	(219,577)
Loss on involuntary conversion	—	—	51,406	—
Other expense, net	26,616	44,525	105,210	133,552

Total Costs and Expenses	494,124	467,425	1,904,463	1,843,865

Income Before Taxes	427,337	246,761	1,367,567	1,096,217
Income Tax Provision	127,059	81,780	423,697	417,789

Net Income	$300,278	$164,981	$943,870	$678,428

Earnings Per Share
Basic	1.75	0.95	5.52	3.86
Diluted	1.73	0.94	5.45	3.79

Weighted average number of shares outstanding
Basic	171,446	173,339	171,078	175,707
Diluted	173,902	175,711	173,344	179,044

Schedule 2
Noble Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2007	2006

ASSETS
Current Assets
Cash and cash equivalents	$659,863	$153,408
Accounts receivable — trade, net	594,009	586,882
Deferred income taxes	130,571	99,835
Assets held for sale	82,122	164
Probable insurance claims	2,184	101,233
Other current assets	100,518	127,024

Total current assets	1,569,267	1,068,546
Property, plant and equipment
Oil and gas properties (successful efforts method of accounting)	10,216,484	8,867,639
Other property, plant and equipment	112,339	79,646

	10,328,823	8,947,285
Accumulated depreciation, depletion and amortization	(2,384,359)	(1,776,528)

Total property, plant and equipment, net	7,944,464	7,170,757
Other noncurrent assets	556,669	568,032
Goodwill	760,496	781,290

Total Assets	$10,830,896	$9,588,625

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable — trade	$780,915	$518,609
Derivative instruments	540,217	254,625
Income taxes	51,785	107,136
Short-term borrowings	25,000	—
Asset retirement obligations	13,332	68,500
Other current liabilities	224,494	235,392

Total current liabilities	1,635,743	1,184,262
Deferred income taxes	1,983,833	1,758,452
Asset retirement obligations	130,956	127,689
Derivative instruments	82,803	328,875
Other noncurrent liabilities	337,667	274,720
Long-term debt	1,851,087	1,800,810

Total Liabilities	6,022,089	5,474,808

Commitments and Contingencies

Shareholders’ Equity
Preferred stock — par value $1.00; 4,000,000 shares authorized, none issued	—	—
Common stock — par value $3.33 1/3; 250,000,000 shares authorized; 190,814,309 and 188,808,087 shares issued, respectively	636,046	629,360
Capital in excess of par value	2,105,895	2,041,048
Accumulated other comprehensive loss	(284,185)	(140,509)
Treasury stock, at cost:18,580,865 and 16,574,384 shares, respectively	(612,976)	(511,443)
Retained earnings	2,964,027	2,095,361

Total Shareholders’ Equity	4,808,807	4,113,817

Total Liabilities and Shareholders’ Equity	$10,830,896	$9,588,625

Schedule 3
Noble Energy, Inc. and Subsidiaries
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(In Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$300,278	$164,981	$943,870	$678,428
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization — oil and gas production	187,528	163,730	727,981	622,608
Depreciation, depletion and amortization — electricity generation	3,719	4,479	14,277	16,319
Impairment of operating assets	—	2,166	3,661	8,525
Exploration costs	74,286	75,597	219,082	167,924
Interest capitalized	(6,376)	(9,085)	(16,595)	(12,515)
Income from equity method investments	(71,024)	(30,461)	(210,928)	(139,362)
Distributions and dividends from equity method investees	73,303	57,987	228,734	192,508
Deferred compensation adjustment	10,437	5,352	33,526	15,936
Deferred income taxes	99,744	47,551	291,881	194,261
Accretion of discount on asset retirement obligations	1,788	2,392	8,125	10,797
Allowance for doubtful accounts	4,492	6,232	15,272	16,797
Stock-based compensation expense	6,785	2,496	26,825	11,816
Non-cash (gain) loss on derivative instruments [1]	(51,364)	(15,030)	(184,944)	415,298
Gain on sale of Gulf of Mexico shelf assets	—	(4,409)	—	(92,557)
Other, net	(8,837)	12,934	1,628	23,103

Discretionary Cash Flow [2]	624,759	486,912	2,102,395	2,129,886

Reconciliation to Operating Cash Flows:
Net changes in working capital	100,588	(50,800)	(23,649)	(48,741)
Cash exploration costs	(31,845)	(25,692)	(128,872)	(78,676)
Capitalized interest	6,376	9,085	16,595	12,515
Distributions from equity method investees	—	(38,637)	(2,100)	(155,158)
(Gain) Loss on disposal of assets	(7,473)	(3,477)	(11,854)	(127,020)
Other adjustments to reconcile discretionary cash flow to operating cash flows	3,557	12,102	64,058	(2,500)

Net Cash Provided by Operating Activities	$695,962	$389,493	$2,016,573	$1,730,306

[1]	Includes $49,402 and $182,423 related to hedge contracts that were re-designated at the time of the Gulf of Mexico Shelf Asset Sale and settled during the three and twelve months ended December 31, 2007. $17,236 and $27,365 is included in the three and twelve months ended December 31, 2006. See Schedule 8 — PreTax Cash Flow Hedges Earnings Impact.

[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 4
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 12/31/07

			United	West		North		Other		Corporate
		Consolidated	States	Africa		Sea	Israel	Int’l	[1]	& Other	[2]
Revenues
Oil sales		$489,379	$215,954	$118,975		$119,769	$—	$34,681		$—
Gas sales		336,502	299,580	3,845		5,013	28,064	—		—
Equity investee liquids sales		—	—	45,173	[5]	—	—	—		(45,173)
Equity investee methanol sales		—	—	62,779		—	—	—		(62,779)
Gathering, marketing and processing		7,385	—	—		—	—	—		7,385
Electricity sales		17,171	—	—		—	—	17,171		—
Income from equity method investments		71,024	—	—		—	—	—		71,024

Total Revenues		921,461	515,534	230,772		124,782	28,064	51,852		(29,543)

Costs and expenses
Oil and gas operating costs		70,950	34,743	14,208		14,033	816	5,452		1,698
Workover and repair expense		8,297	8,189	—		—	—	70		38
Production and ad valorem taxes		32,880	25,292	—		—	—	7,865		(277)
Transportation		11,353	7,655	—		3,432	—	266		—
Oil and gas exploration		74,286	63,074	(2,638)		4,069	341	1,587		7,853
Gathering, marketing and processing		4,446	—	—		—	—	—		4,446
Equity investee liquids expense		—	—	6,623		—	—	—		(6,623)
Equity investee methanol expense		—	—	30,305		—	—	—		(30,305)
Electricity generation		14,611	—	—		—	—	14,611		—
DD&A		187,528	146,140	6,584		22,601	4,831	2,848		4,524
Impairment of operating assets		—	—	—		—	—	—		—
General and administrative		64,010	8,439	857		736	1,632	1,764		50,582
Accretion expense		1,788	1,203	32		336	112	105		—
Interest expense, net		25,852	—	—		—	—	—		25,852
Deferred compensation		10,437	—	—		—	—	—		10,437
Gain on derivative instruments		(1,963)	(1,963)	—		—	—	—		—
Loss on involuntary conversion		—	—	—		—	—	—		—
Gain on sale of assets		(7,473)	(4,532)	—		—	(7)	(42)		(2,892)
Other (income) expense, net		(2,878)	5,551	(4,567)		(4,147)	(551)	953		(117)

Total Costs and Expenses		494,124	293,791	51,404		41,060	7,174	35,479		65,216

Operating Income (Loss)		$427,337	$221,743	$179,368		$83,722	$20,890	$16,373		$(94,759)

Key Statistics
Sales Volumes
Liquids (Bopd)		74,195	38,795	15,468		14,222	—	5,710		—
Natural Gas (Mcfpd)		712,157	418,531	149,212	[4]	7,029	111,249	26,136	[7]	—
Equity Investee Liquids (Bpd)		7,155	—	7,155	[5]	—	—	—		—
Equity Investee Methanol (Kgal)		43,747	—	43,747		—	—	—		—

Production Volumes
Liquids (Bopd)		74,424	38,795	14,484		15,040	—	6,105		—
Natural Gas (Mcfpd)		712,157	418,531	149,212		7,029	111,249	26,136		—
Equity Investee Liquids (Bpd)		7,403	—	7,403	[6]	—	—	—		—

Total Production (Boepd)	[8]	200,521	108,550	46,756		16,212	18,542	10,461		—

Average Realized Price
Liquids		$71.69	$60.50	$83.60		$91.54	$—	$66.02		$—
Natural Gas		5.33	7.78	0.28	[3]	7.75	2.74	—		—
Equity Investee Liquids		68.63	—	68.63		—	—	—		—
Equity Investee Methanol		1.44	—	1.44		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBtu through 2026 to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equatorial Guinea natural gas volumes include 96,130 Mcfpd sold to an LNG plant.

[5]	Equity investee liquids volumes include condensate and natural gas liquids of 1,483 Bpd and 5,672 Bpd, respectively. These volumes are included in West Africa production and equity investee liquids sales revenue.

[6]	Equity investee liquids volumes include condensate and natural gas liquids of 1,753 Bpd and 5,650 Bpd, respectively.

[7]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 5
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 12/31/06

			United		West		North		Other		Corporate
		Consolidated	States		Africa		Sea	Israel	Int’l	[1]	& Other	[2]

Revenues
Oil sales		$362,477	$203,148		$105,186		$21,530	$—	$32,613		$—
Gas sales		294,108	263,574		1,626		4,979	23,932	(3)		—
Equity investee liquids sales		—	—		29,626	[4]	—	—	—		(29,626)
Equity investee methanol sales		—	—		27,974		—	—	—		(27,974)
Gathering, marketing and processing		5,209	—		—		—	—	—		5,209
Electricity sales		21,931	—		—		—	—	21,931		—
Income from equity method investments		30,461	—		—		—	—	—		30,461

Total Revenues		714,186	466,722		164,412		26,509	23,932	54,541		(21,930)

Costs and expenses
Oil and gas operating costs		74,586	57,991		4,797		3,657	2,677	5,170		294
Workover and repair expense		4,194	4,165	[7]	—		—	—	29		—
Production and ad valorem taxes		25,316	19,587		—		—	—	5,703		26
Transportation		10,079	6,706		—		3,167	—	206		—
Oil and gas exploration		75,597	65,605		1,990		1,243	143	3,855		2,761
Gathering, marketing and processing		2,990	—		—		—	—	—		2,990
Equity investee liquids expense		—	—		9,776		—	—	—		(9,776)
Equity investee methanol expense		—	—		17,364		—	—	—		(17,364)
Electricity generation		16,395	—		—		—	—	16,395		—
DD&A		163,730	141,398		7,946		2,190	3,580	6,455		2,161
Impairment of operating assets		2,166	2,166		—		—	—	—		—
General and administrative		50,825	7,056		4,655		1,266	53	(864)		38,659
Accretion expense		2,392	1,901		26		291	120	54		—
Interest expense, net		21,403	—		—		—	—	—		21,403
Deferred compensation		5,352	—		—		—	—	—		5,352
Loss on derivative instruments		2,644	2,644		—		—	—	—		—
Loss on involuntary conversion		—	—		—		—	—	—		—
(Gain) loss on sale of assets		(7,886)	(7,591)		—		(393)	81	(7)		24
Other expense (income), net		17,642	9,098		(2,429)		1,535	(1,189)	5,081		5,546

Total Costs and Expenses		467,425	310,726		44,125		12,956	5,465	42,077		52,076

Operating Income (Loss)		$246,761	$155,996		$120,287		$13,553	$18,467	$12,464		$(74,006)

Key Statistics
Sales Volumes
Liquids (Bopd)		76,766	45,692		19,301		4,005	—	7,768		—
Natural Gas (Mcfpd)		604,077	421,649		48,953		7,151	96,567	29,757	[6]	—
Equity Investee Liquids (Bpd)		7,625	—		7,625	[4]	—	—	—		—
Equity Investee Methanol (Kgal)		24,709	—		24,709		—	—	—		—

Production Volumes
Liquids (Bopd)		73,734	45,692		16,385		4,268	—	7,389		—
Natural Gas (Mcfpd)		604,077	421,649		48,953		7,151	96,567	29,757		—
Equity Investee Liquids (Bpd)		7,613	—		7,613	[5]	—	—	—		—

Total Production (Boepd)	[8]	182,028	115,967		32,157		5,460	16,095	12,349		—

Average Realized Price
Liquids		$51.32	$48.33		$59.24		$58.43	$—	$45.64		$—
Natural Gas		5.56	6.79		0.36	[3]	7.57	2.69	—		—
Equity Investee Liquids		42.23	—		42.23		—	—	—		—
Equity Investee Methanol		1.13	—		1.13		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity investee liquids volumes include condensate and natural gas liquids of 1,674 Bpd and 5,951 Bpd, respectively. These volumes are included in West Africa production and equity investee liquids sales revenue.

[5]	Equity investee liquids volumes include condensate and natural gas liquids of 1,743 Bpd and 5,870 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Hurricane related repair expense was $4.1 million for fourth quarter 2006.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 6
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

		Twelve Months Ended 12/31/07

			United		West		North		Other		Corporate
		Consolidated	States		Africa		Sea	Israel	Int’l	[1]	& Other	[2]

Revenues
Oil sales		$1,694,233	$822,375		$392,057		$349,012	$—	$130,789		$—
Gas sales		1,271,866	1,130,060		13,931		14,874	113,001	—		—
Equity investee liquids sales		—	—		154,502	[5]	—	—	—		(154,502)
Equity investee methanol sales		—	—		174,873		—	—	—		(174,873)
Gathering, marketing and processing		24,087	—		—		—	—	—		24,087
Electricity sales		70,916	—		—		—	—	70,916		—
Income from equity method investments		210,928	—		—		—	—	—		210,928

Total Revenues		3,272,030	1,952,435		735,363		363,886	113,001	201,705		(94,360)

Costs and expenses
Oil and gas operating costs		299,622	190,723		39,222		37,987	7,712	21,764		2,214
Workover and repair expense		22,830	22,516	[8]	—		—	—	276		38
Production and ad valorem taxes		113,547	91,225		—		—	—	22,191		131
Transportation		51,699	39,542		—		10,523	—	1,634		—
Oil and gas exploration		219,082	134,230		43,544		16,950	1,418	6,158		16,782
Gathering, marketing and processing		17,539	—		—		—	—	—		17,539
Equity investee liquids expense		—	—		26,452		—	—	—		(26,452)
Equity investee methanol expense		—	—		91,995		—	—	—		(91,995)
Electricity generation		56,552	—		—		—	—	56,552		—
DD&A		727,981	574,001		25,315		79,450	17,842	20,711		10,662
Impairment of operating assets		3,661	3,661		—		—	—	—		—
General and administrative		206,378	29,921		3,309		3,571	1,687	4,887		163,003
Accretion expense		8,125	5,970		109		1,345	449	252		—
Interest expense, net		112,957	—		—		—	—	—		112,957
Deferred compensation		33,526	—		—		—	—	—		33,526
Gain on derivative instruments		(2,520)	(2,520)		—		—	—	—		—
Loss on involuntary conversion		51,406	51,406		—		—	—	—		—
(Gain) loss on sale of assets		(11,854)	(8,728)		—		(225)	27	(46)		(2,882)
Other (income) expense, net		(6,068)	10,682		(12,033)		(6,494)	(2,156)	3,326		607

Total Costs and Expenses		1,904,463	1,142,629		217,913		143,107	26,979	137,705		236,130

Operating Income (Loss)		$1,367,567	$809,806		$517,450		$220,779	$86,022	$64,000		$(330,490)

Key Statistics
Sales Volumes
Liquids (Bopd)		76,581	42,332		15,070		12,505	—	6,674		—
Natural Gas (Mcfpd)		687,444	412,212		132,464	[4]	6,235	110,820	25,713	[7]	—
Equity Investee Liquids (Bpd)		7,684	—		7,684	[5]	—	—	—		—
Equity Investee Methanol (Kgal)		160,540	—		160,540		—	—	—		—

Production Volumes
Liquids (Bopd)		77,474	42,332		15,523		12,813	—	6,806		—
Natural Gas (Mcfpd)		687,444	412,212		132,464		6,235	110,820	25,713		—
Equity Investee Liquids (Bpd)		8,014	—		8,014	[6]	—	—	—		—

Total Production (Boepd)	[9]	200,062	111,034		45,614		13,852	18,470	11,092		—

Average Realized Price
Liquids		$60.61	$53.22		$71.27		$76.47	$—	$53.69		$—
Natural Gas		5.26	7.51		0.29	[3]	6.54	2.79	—		—
Equity Investee Liquids		55.09	—		55.09		—	—	—		—
Equity Investee Methanol		1.09	—		1.09		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equatorial Guinea natural gas volumes include 78,090 Mcfpd sold to an LNG plant.

[5]	Equity investee liquids volumes include condensate and natural gas liquids of 1,836 Bpd and 5,848 Bpd, respectively. These volumes are included in West Africa production and equity investee liquids sales revenue.

[6]	Equity investee liquids volumes include condensate and natural gas liquids of 1,860 Bpd and 6,154 Bpd, respectively.

[7]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[8]	Includes $0.6 million of hurricane related repair expense.

[9]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 7
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)

			Twelve Months Ended 12/31/06

			United		West		North		Other		Corporate
		Consolidated	States		Africa		Sea	Israel	Int’l	[1]	& Other	[2]

Revenues
Oil sales		$1,489,460	$847,251		$407,470		$91,478	$—	$143,261		$—
Gas sales		1,211,781	1,089,339		6,212		23,754	92,373	103		—
Equity investee liquids sales		—	—		134,346	[4]	—	—	—		(134,346)
Equity investee methanol sales		—	—		98,941		—	—	—		(98,941)
Gathering, marketing and processing		27,876	—		—		—	—	—		27,876
Electricity sales		71,603	—		—		—	—	71,603		—
Income from equity method investments		139,362	—		—		—	—	—		139,362

Total Revenues		2,940,082	1,936,590		646,969		115,232	92,373	214,967		(66,049)

Costs and expenses
Oil and gas operating costs		270,136	205,348		26,557		11,655	9,066	16,793		717
Workover and repair expense		46,951	46,793	[7]	—		—	—	158		—
Production and ad valorem taxes		108,979	85,960		—		—	—	22,613		406
Transportation		28,542	20,728		—		7,010	—	804		—
Oil and gas exploration		167,924	128,086		7,329		10,522	286	11,539		10,162
Gathering, marketing and processing		18,664	—		—		—	—	—		18,664
Equity investee liquids expense		—	—		33,009		—	—	—		(33,009)
Equity investee methanol expense		—	—		60,916		—	—	—		(60,916)
Electricity generation		59,494	—		—		—	—	59,494		—
DD&A		622,608	543,431		23,620		8,123	13,947	25,900		7,587
Impairment of operating assets		8,525	8,525		—		—	—	—		—
General and administrative		164,541	26,447		4,656		3,346	111	2,118		127,863
Accretion expense		10,797	8,861		104		1,159	452	221		—
Interest expense, net		117,045	—		—		—	—	—		117,045
Deferred compensation		15,936	—		—		—	—	—		15,936
Loss on derivative instruments		392,367	392,367		—		—	—	—		—
Loss on involuntary conversion		—	—		—		—	—	—		—
(Gain) loss on sale of assets		(219,577)	(217,317)		—		(2,397)	81	9		47
Other expense (income), net		30,933	22,011		(2,999)		3,011	(2,888)	6,242		5,556

Total Costs and Expenses		1,843,865	1,271,240		153,192		42,429	21,055	145,891		210,058

Operating Income (Loss)		$1,096,217	$665,350		$493,777		$72,803	$71,318	$69,076		$(276,107)

Key Statistics
Sales Volumes
Liquids (Bopd)		74,915	45,798		17,860		3,717	—	7,540		—
Natural Gas (Mcfpd)		622,927	451,712		45,422		8,130	92,894	24,769	[6]	—
Equity Investee Liquids (Bpd)		8,032	—		8,032	[4]	—	—	—		—
Equity Investee Methanol (Kgal)		109,942	—		109,942		—	—	—		—

Production Volumes
Liquids (Bopd)		74,603	45,798		17,326		3,988	—	7,491		—
Natural Gas (Mcfpd)		622,927	451,712		45,422		8,130	92,894	24,769		—
Equity Investee Liquids (Bpd)		7,531	—		7,531	[5]	—	—	—		—

Total Production (Boepd)	[8]	185,954	121,083		32,427		5,343	15,482	11,619		—

Average Realized Price
Liquids		$54.47	$50.68		$62.51		$67.43	$—	$52.05		$—
Natural Gas		5.55	6.61		0.37	[3]	8.00	2.72	0.96		—
Equity Investee Liquids		45.83	—		45.83		—	—	—		—
Equity Investee Methanol		0.90	—		0.90		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity investee liquids volumes include condensate and natural gas liquids of 1,738 Bpd and 6,294 Bpd, respectively. These volumes are included in West Africa production and equity investee liquids sales revenue.

[5]	Equity investee liquids volumes include condensate and natural gas liquids of 1,730 Bpd and 5,801 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $29.7 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 8
Noble Energy, Inc.
Pretax Cash Flow Hedges Earnings Impact
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

(Decrease) increase of oil and gas sales:
Cash settlement crude oil contracts	$(94,998)	$(31,042)	$(223,347)	$(190,730)
Cash settlement natural gas contracts	(216)	413	(13,181)	(69,063)

Total cash settlements	(95,214)	(30,629)	(236,528)	(259,793)
Non-cash impact of loss on settled contracts associated with Gulf of Mexico shelf properties sale	49,402	17,236	182,423	27,365

Net decrease of oil and gas sales	(45,812)	(13,393)	(54,105)	(232,428)

Gain (loss) on derivative instruments:
Loss associated with Gulf of Mexico shelf asset sale	—	—	—	(398,517)
(Loss) gain from ineffectiveness and other	1,963	(2,644)	2,520	6,150

(Loss) gain on derivative instruments	1,963	(2,644)	2,520	(392,367)

Pretax earnings decrease	$(43,849)	$(16,037)	$(51,585)	$(624,795)

Schedule 9
Noble Energy, Inc.
Ecuador Power Operations
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2007	2006	2007	2006

Revenues
Power Sales		$14,906	$20,263	$62,215	$63,710
Capacity Charge		2,265	1,668	8,701	7,893

Total Revenues		17,171	21,931	70,916	71,603

Costs and expenses
Field
Lease Operating		1,216	902	3,203	3,021
DD&A		2,651	3,280	10,463	11,617
General and administrative		1,139	1,245	3,193	3,102
Plant
Fuel & Other Operating Costs	[1]	7,534	8,728	30,785	30,389
DD&A		1,060	1,188	3,815	4,693
General and administrative		1,010	1,052	5,093	6,672

Total Costs and Expenses		14,610	16,395	56,552	59,494

Operating Income		$2,561	$5,536	$14,364	$12,109

Natural Gas Production (Mcfpd)		26,136	29,550	25,714	24,474
Average Natural Gas Price		$3.74	$3.76	$3.74	$3.76

Power Production — Total MW		232,843	262,470	911,830	865,983
Average Power Price ($/Kwh)		$0.074	$0.084	$0.078	$0.083

[1]	Includes increases in the allowance for doubtful accounts of $3.4 million and $1.8 million for fourth quarter 2007 and 2006, respectively, and $14.1 million and $14.9 million for the twelve months ended 2007 and 2006, respectively. We increased the allowance to cover potentially uncollectible balances related to our Ecuador power operations. Certain entities purchasing electricity in Ecuador have been slow to pay amounts due us. We are pursuing various strategies to protect our interests including international arbitration and litigation.

Schedule 10
Income from Equity Method Investees
Methanol Operations
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues
Methanol sales	$62,779	$27,974	$174,873	$98,941
Other	2,352	1,865	7,226	9,823

Total revenues	65,131	29,839	182,099	108,764

Costs and expenses
Cost of goods sold	18,970	11,494	59,034	46,070
DD&A	2,847	3,364	11,107	10,439
General and administrative	649	763	2,455	2,167

Total costs and expenses	22,466	15,621	72,596	58,676

Income Tax Provision	10,192	3,607	26,626	12,064

Income from Equity Method Investees	$32,473	$10,611	$82,877	$38,024

Methanol Sales (KGal)	43,747	24,709	160,540	109,942
Average Realized Price ($/Gal)	$1.44	$1.13	$1.09	$0.90
Alba LPG Plant
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues
LPG Plant Sales	$45,173	$29,626	$154,502	$134,346
Other	6	(150)	503	807

Total Revenues	45,179	29,476	$155,005	$135,153

Costs and expenses
LPG Plant Expenses	6,799	8,851	26,000	28,072
DD&A	1,539	1,746	6,788	6,679
Other	—	—	—	—

Total Costs and Expenses	8,338	10,597	32,788	34,751

Income Tax Benefit	(1,709)	(971)	(5,834)	(936)

Income from Equity Method Investees	$38,550	$19,850	$128,051	$101,338

LPG Plant Sales (Bpd)	7,155	7,625	7,684	8,032
Average Realized Price ($/Bbl)	$68.63	$42.23	$55.09	$45.83

Schedule 11
Noble Energy, Inc.
Supplemental Data
(Dollars in thousands)
(Unaudited)
2007 Costs Incurred in Oil and Gas Activities

	United States	International [1]	Total

Property acquisition costs:
Proved	$11,239	$—	$11,239
Unproved	144,422	900	145,322

Total acquisition costs	155,661	900	156,561

Exploration costs	184,412	236,107	420,519
Development costs	1,056,893	94,706	1,151,599

Equity method investee’s costs	—	—	—
Asset retirement obligation	24,328	14,923	39,251

Total cost incurred	$1,421,294	$346,636	$1,767,930

Reconciliation to Capital Spending

Total cost incurred			$1,767,930
Exploration overhead			(44,998)
Lease rentals			(3,861)
Asset retirement obligations			(39,251)

Total oil and gas spending			1,679,820
Other capital			59,010

Total capital spending			$1,738,830

Proved Reserves

Total Barrel Oil Equivalents (MBoe)	United States	International [1]	Total

Beginning reserves — December 31, 2006	460,008	374,551	834,559
Revisions of previous estimates	16,831	13,014	29,845
Extensions, discoveries and other additions	79,249	10,608	89,857
Purchase in place	493	—	493
Sale in place	(1,903)	—	(1,903)
Production	(40,527)	(32,049)	(72,576)

Ending reserves — December 31, 2007	514,151	366,124	880,275

Proved Developed Reserves (MBoe)
December, 31 2006	323,717	266,709	590,426
December 31, 2007	338,768	316,282	655,050

[1]	International includes West Africa, Israel, North Sea, Ecuador, China and Argentina. An agreement exists to sell the interest in Argentina effective July 1, 2007.